EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2 of NUWAVE Technologies, Inc. of our report dated March 28, 2003, relating to our audit of the financial statements for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Eisner LLP
Eisner LLP

Florham Park, New Jersey
February 11, 2005